UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2017

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On September 29, 2017, Inventure Foods, Inc. (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Borrowers”) entered into a Limited Waiver and Sixth Amendment to Credit Agreement (the “Sixth Amendment”) with BSP Agency, LLC, a Delaware limited liability company (“BSP”), and the lenders (the “Lenders”) from time to time a party to the Credit Agreement (defined below), which further amended the Credit Agreement, dated as of November 18, 2015, by and among the Borrowers, the Lenders, and BSP (as amended from time to time, the “Credit Agreement”).  Under the terms of the Sixth Amendment, the Lenders agreed to (i) a further extension of the temporary waiver of the requirement under the Credit Agreement to deliver audited financial statements without a going concern opinion from September 30, 2017 to October 31, 2017, (ii) a temporary waiver of the financial covenants the Company was required to comply with under the Credit Agreement until October 31, 2017, and (iii) amend certain other provisions of the Credit Agreement.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, a copy of which is filed herewith as Exhibit 10.1  and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

Limited Waiver and Sixth Amendment to Credit Agreement, dated as of September 29, 2017, by and among Inventure Foods, Inc. and certain of its subsidiaries, as the borrowers, each of the lenders from time to time a party thereto, and BSP Agency, LLC, as the administrative agent for each member of the Lender Group (as defined therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2017	INVENTURE FOODS, INC.

	By:	/s/ Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer